Exhibit 10.28.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into effective as of the 26th day of April, 2006, by and between ARI-Sugar Land, L.P. (“Landlord”) and PharMedium Services, LLC, a Delaware limited liability company (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Industrial Building Lease Agreement dated as of October 28, 2004 (the “Lease”) for 23,400 square feet of Approximate Rentable Area (the “Current Premises”) known as Suite 130 in the building known as Building 1 located at 12620 West Airport Boulevard, Sugar Land, Texas 77478 (the “Building”), as more particularly described therein;

WHEREAS, Landlord is the owner of the Building and the Landlord under the Lease;

WHEREAS, Tenant desires to expand its Current Premises from approximately 23,400 square feet to approximately 35,100 square feet of space, or an increase of approximately 11,700 square feet in the building known as Building 1 located at 12620 West Airport Boulevard, Sugar Land, Texas 77478 and outlined on Exhibit A attached hereto (the “Revised Premises”);

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their agreements as to the terms and conditions governing the Revised Premises.

NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord and Tenant agree as follows:

1. Premises.

(a) Effective on the Expansion Date, the Revised Premises shall be substituted for the Current Premises. Tenant’s lease of the Revised Premises shall be subject to all the terms and conditions of the Lease except as expressly modified herein. Effective on the Expansion Date, the Lease shall be amended as follows:

(i) The last sentence of Section 1.H. of the Lease shall be amended in its entirety to read as follows:

The Approximate Rentable Area in the Premises is 35,100 square feet.

(ii) Exhibit A attached to the Lease shall be deleted in its entirety and Exhibit A attached hereto shall be substituted in lieu thereof.

(b) As used herein, the “Expansion Date” means June 1, 2006.

(c) Base Rent. Effective as Expansion Date, the schedule of Base Rent set forth in Section 1.B of the Lease shall be deleted in its entirety and the following shall be substituted in lieu thereof. Tenant shall pay Base Rent in accordance with the Revised Premises columns below.

From	To	Current Premises		Expansion Space		Revised Premises
		Monthly	Annual	Monthly	Annual	Monthly	Annual
6/1/06	11/30/06	$11,202.07	$134,424.84	$0.00	$0.00	$11,202.07	$134,424.84
12/1/06	5/31/09	$11,202.07	$134,424.84	$5,616.00	$67,392.00	$16,818.07	$201,816.84
6/1/09	9/30/10	$11,202.07	$134,424.84	$5,850.00	$70,200.00	$17,052.07	$204,624.84
10/1/10	5/31/11	$12,138.07	$145,656.84	$5,850.00	$70,200.00	$17,988.07	$215,856.84
6/1/11	9/30/15	$12,138.07	$145,656.84	$6,084.00	$73,008.00	$18,222.07	$218,664.84

2. Tenant’s Pro Rata Share.

(a) Effective as of the Expansion Date, Section 1.J of the Lease shall be amended in its entirety to the following:

J. “Tenant’s Pro Rata Share” shall mean 11.11% which is the quotient (expressed as a percentage), derived by dividing the Approximate Rentable Area in the Revised Premises by the Approximate Rentable Area in the Building.

(b) Tenant’s Pro Rata Share of Basic Costs with respect to the Revised Premises is due beginning June 1, 2006 and is estimated to be as follows:

Tax	$2,049.00/mo.	Insurance	$526.00/mo.
CAM	$1,213.00/mo.

3. Condition of Premises. Tenant accepts the expansion space in “as is” condition and agrees to construct all improvements at Tenant’s sole cost and expense including permits and preparation of the plans. Tenant agrees to comply with all governmental codes and conditions. Tenant agrees as part of its improvements to construct a 1-sided insulated demising wall on the north side of the expansion space. All necessary insurance will be provided to and approved by owner by Tenant’s contractors commencing any work.

4. Calculation of Charges. Landlord and Tenant agree that each provision of the Lease for determining charges, amounts and Additional Rent payments by Tenant (including, without limitation, Section 5 of the Lease and Exhibit C to the Lease) is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

5. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, and that it knows of no real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim arising in respect to any brokers or agents claiming a commission by, through or under Tenant in connection with this Amendment.

6. Authority. Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is duly organized and validly existing under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

7. Exhibits. Each exhibit attached to this Amendment is hereby incorporated into and made a part of this Amendment.

8. Defined Terms. All terms not otherwise defined herein shall have the same meaning assigned to them in the Lease.

9. Ratification of Lease. Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

10. No Representations. Landlord and Landlord’s agents have made no representations or promises, express or implied, in connection with the Current Premises, Expanded Premises, the Revised Premises or this Amendment except as expressly set forth herein.

11. Entire Agreement. This Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

12. Section Headings. The section headings contained in this Amendment are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

13. Successors and Assigns. The Willis and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. Severability. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

15. Governing Law. This Amendment shall be governed by the laws of the State of Texas.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

ARI-Sugar Land, L.P.

By:	/s/ David Ho
Name:	David Ho
Title:	Authority Signer, ARI Realty, Inc.,as agent for ARI-Sugar Land, L.P.

TENANT: PHARMEDIUM SERVICES, LLC,
a Delaware limited liability company

By:	/s/ David Jonas
Name:	David Jonas
Title:	CEO

EXHIBIT “A”

Sugar Land Business Center

BUILDING TWO
107,443 SF
BUILDING THREE
118,500 SF
BUILDING ONE
89,888 SF
Revised 35,100
Expand
14,700
Current
23,400
W. AIRPORT BOULEVARD
LAKE PARK DRIVE

This project consists of three buildings totaling 315,831 square feet. The flexible building design will accommodate a wide variety of uses and provide tenants [illegible] operational efficiency and a productive working environment.

Building One: 89,888 SF, 20' clear, 130' deep, rear-load, dock-high, Class IV sprinklered.
Building Two: 107,443 SF, 24' clear, 160' deep, rear-load, dock-high, ESFR sprinklered.
Building Three: 118,500 SF, 28' clear, 200' - 250' deep, front-load, dock-high, ESFR sprinklered.

315,831 SF

- Distribution
- Office-Warehouse
- Office-Service

Project Features

- Master-planned environment
- Excellent accessibility on W. Airport Boulevard
- Front and rear-load dock high buildings from 20' to 28' clear
- Various building depths to accommodate a wide variety of users
- 180' shared truck court (Buildings 1 & 2), 120' net truck court (Building 3)
- 40', 43' and 50' x 45' column spacing
- Fully sprinklered - ESFR in Buildings 2 and 3
- Ample parking
- Individual full-height glass office entries
- 4' x 8' skylights
- Separate driveways for parking and loading

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